UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2025

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of the Shareholders (the “Annual Meeting”) of Enerpac Tool Group Corp. (the “Company”) was held February 6, 2025. At the Annual Meeting, shareholders elected the following directors to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Alfredo Altavilla	51,061,505	612,125	1,096,042
Judy L. Altmaier	51,271,566	402,064	1,096,042
J. Palmer Clarkson	51,218,767	454,863	1,096,042
Danny L. Cunningham	51,426,707	246,923	1,096,042
E. James Ferland	50,971,756	701,874	1,096,042
Colleen M. Healy	51,438,459	235,171	1,096,042
Richard D. Holder	50,853,470	820,160	1,096,042
Lynn C. Minella	51,230,517	443,113	1,096,042
Sidney S. Simmons	51,426,766	246,864	1,096,042
Paul E. Sternlieb	51,469,068	204,562	1,096,042

The following reflects the voting results regarding (i) the ratification of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2025 and (ii) the advisory vote on the compensation of the Company's named executive officers:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young LLP as the Company’s independent auditor	52,616,974	146,131	6,567	—
Advisory vote on the compensation of the Company's named executive officers	50,149,223	1,501,746	22,661	1,096,042

As a result, all such matters were approved by the respective requisite votes of the shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025
ENERPAC TOOL GROUP CORP.

	By:	/s/ James Denis
James Denis
Executive Vice President, General Counsel, Secretary, and Chief Compliance Officer